Exhibit 3.41

CERTIFICATE OF INCORPORATION

OF

             WELCH MERGER CORP.

FIRST: The name of the Corporation is Welch Merger Corp.

SECOND: The registered office of the Corporation in the State of Delaware shall be located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent. The name and address of its registered agent shall be The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, City of Dover, County of Kent 19901.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, $.01 par value per share.

FIFTH: The name and mailing address of the sole incorporator is as follows:

Name	Address

Scott M. Williams	227 West Monroe Street
Chicago, IL 60606

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the by-laws of the Corporation, to make, alter, amend and repeal the by-laws of the Corporation in any respect not inconsistent with the laws of the State of Delaware or with this Certificate of Incorporation.

In addition to the powers and authorities herein before or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the by-laws of the Corporation.

Any contract, transaction or act of the Corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the Corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation as the case may be, and also on this Corporation.

EIGHTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.

Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly have hereunto set my hand and seal this 6th day of July, 1990.

              /s/ Scott M. Williams

Scott M. Williams

CERTIFICATE OF MERGER

OF

WELCH VACUUM TECHNOLOGY, INC.

INTO

WELCH MERGER CORP.

* * * * *

Welch Merger Corp., a Delaware corporation, desiring to merge with Welch Vacuum Technology, Inc., an Illinois corporation, pursuant to Section 252(c) of the Delaware General Corporation Law hereby certifies that:

FIRST: The name and state of incorporation of the constituent corporations are as follows:

Name	State of Incorporation

Welch Merger Corp.	Delaware
Welch Vacuum Technology, Inc.	Illinois

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

THIRD: Welch Merger Corp., a Delaware corporation, shall be the surviving corporation.

FOURTH: The Certificate of Incorporation of Welch Merger Corp. as amended in the manner set forth below shall constitute the Certificate of Incorporation of the surviving corporation. Article One of the Certificate of Incorporation of Welch Merger Corp. is hereby amended in its entirety to read as follows:

“The name of the corporation is Welch Vacuum Technology, Inc.”

FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation at 7300 North Linder Avenue, Skokie, Illinois 60077.

SIXTH: The surviving corporation will furnish any stockholder of any constituent corporation with a copy of the agreement and Plan of Merger at no cost.

*       **

                              IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its duly authorized officers this ____ day of July, 1990.

WELCH MERGER CORP.

By:        /s/ James S. Anderson

James S. Anderson
President

ATTEST:

              /s/ James B. Katch

James B. Katch
Secretary

Certificate of Amendment of

Certificate of Incorporation

Welch Vacuum Technology, Inc. a corporation organized and existing under the and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) DOES HEREBY CERTIFY:

FIRST: That the following resolutions were adopted by the sole Director of Welch Vacuum Technology, Inc. and all of the stockholders of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring the amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that Article Fourth of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

“FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 4,000 shares divided into two classes. The designation of each class, the number of shares of each class, and the par value of each class, are as follows:

Authorized		Par
Number of	Value Per
Class	Shares	Share

Class A Voting Common Stock	1,000	Par Value $.01
Class B Nonvoting Common Stock	3,000	Par Value $.01

The Class A Voting Common Stock and Class B Nonvoting Common Stock are referred to collectively as “Common Stock.”

The preferences, qualifications, limitations, restrictions and the special or relative rights of the shares of each class are:

A.	Common Stock.

Shares of Common Stock shall be identical in all respects except for the power to vote and shall be treated equally and ratably upon liquidation. Each outstanding share of Class A Voting Common Stock shall be entitled to one vote on each matter submitted for a vote of stockholders of the Corporation. Shares of Class B Nonvoting Common Stock shall be nonvoting. Dividends on both Class A Voting Common Stock and Class B Nonvoting Common Stock shall be distributed pro rata without distinction as to class. The Corporation shall not have the authority to issue fractional shares. In the event that fractional shares would otherwise be issued, the Corporation will pay in cash the fair value of the fractions of a share as of the time when those who would otherwise be entitled to receive the fractional shares are determined.

B.	Preemptive Rights.

No holder of shares of any class of stock of the Corporation, shall have any preemptive or preferential right to subscribe for the purchase of or to receive shares of any class of stock of the Corporation, or securities in any manner convertible into such shares, whether now or hereafter authorized, issued or sold.

C.	Reclassification and Issuance of Shares.

At the time this amendment becomes effective, and without any further action on the part of the Corporation or its stockholders, each share of Common Stock, $.01 par value, then issued and outstanding, shall automatically be reclassified into one share of Class A Voting Common Stock. To reflect the reclassification, each certificate representing theretofore issued and outstanding Common Stock, $.01 par value, shall be deemed canceled and the holder of record of each previously issued certificate shall be entitled to receive new certificates representing one share of Class A Voting Common Stock for each share of Common Stock, $.01 par value, of which the stockholder was the holder immediately prior to the effectiveness of this amendment.”

SECOND: That the amendment was approved and adopted pursuant to such joint written consent as unanimously executed by all of the stockholders of the Corporation in accordance with the General Corporation Law of the State of Delaware.

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.

IN WITNESS WHEREOF, Welch Vacuum Technology, Inc. has caused this certificate to be signed by James Anderson, its President and James Katch, its Secretary, this ____ day of August, 1995.

By:                    /s/ James s. Anderson

President

ATTEST:          /s/ James B. Katch

Secretary

CERTIFICATE OF MERGER

OF

THOMASUB INC.

INTO

WELCH VACUUM TECHNOLOGY, INC.

The undersigned corporation

DOES HEREBY CERTIFY:

FIRST. That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

Thomasub Inc.	Delaware
Welch Vacuum Technology, Inc.	Delaware

SECOND. That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD. The name of the surviving corporation of the merger is Welch Vacuum Technology, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Welch Vacuum Technology, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH. That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 7300 North Linder Avenue, Skokie, Illinois 60077.

SIXTH. That a copy of the Agreement and Plan of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by its President, this 15th day of March, 1996.

WELCH VACUUM TECHNOLOGY, INC.

By:        /s/ James S. Anderson

James S. Anderson

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

WELCH VACUUM TECHNOLOGY, INC.

FIRST: The name of the Corporation is Welch Vacuum Technology, Inc.

SECOND: (a) Its registered office in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name and address of its registered agent is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares of common stock of the par value of One Dollar ($1.00) each, amounting in the aggregate to One Thousand Dollars ($1,000.00).

FIFTH: All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by applicable law. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

(i)           to adopt, amend or repeal By-laws of the Corporation, subject to the right of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal By-laws made by the Board of Directors; and

(ii)         from time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as provided by applicable law or the By-laws of the Corporation or as authorized by resolution of the stockholders or Board of Directors of the Corporation.

SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that the foregoing shall not be deemed to eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is not intended to eliminate or narrow any defenses to or protection against liability otherwise available to directors of the Corporation. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SEVENTH:

A. Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom such person is a legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably paid or incurred by such person in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if ultimately it should be determined that such person is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article Seventh.

B. The Board of Directors may adopt By-laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.

EIGHTH: To the maximum extent permitted by law, in the event that either the Corporation or any stockholder of the Corporation acquires knowledge of any potential transaction, agreement, arrangement or other matter which may be an opportunity for both the Corporation and such stockholder, neither the Corporation nor such stockholder will have any duty to communicate or offer such opportunity to the other and such stockholder will not be liable to the Corporation for breach of any fiduciary or other duty, as a stockholder or otherwise, and the Corporation will not be liable to such stockholder, by reason of the fact that the Corporation or such stockholder, as the case may be, pursues or acquires such opportunity for itself or does not communicate such opportunity or information regarding such opportunity to such stockholder or the Corporation, as the case may be.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, directors and officers herein are granted subject to this reservation.

RESTATED CERTIFICATE OF INCORPORATION

OF

WELCH VACUUM TECHNOLOGY, INC.

Welch Vacuum Technology, Inc., a Delaware corporation organized as Welch Merger Corp. on July 9, 1990, does hereby restate its Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and certifies that the Restated Certificate of Incorporation correctly sets forth, and further amends the corresponding provisions of the Certificate of Incorporation as heretofore amended and that the Restated Certificate of Incorporation as heretofore amended and that the Restated Certificate of Incorporation attached hereto as Exhibit A supersedes the original Articles of Incorporation and all amendments thereto.

IN WITNESS WHEREOF, the undersigned, President has executed this instrument this 15th day of March, 1996.

WELCH VACUUM TECHNOLOGY, INC.

By:        /s/ James S. Anderson

James S. Anderson
President